UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 21, 2002

COMMONWEALTH ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

California	000-33069	33-0769555
(State or Other Jurisdiction	Commission File No.	(IRS Employer
of Incorporation)		Identification No.)

15901 Red Hill Avenue, Suite 100, Tustin, California	92780
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 258-0470

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7(c). Exhibits.
SIGNATURES
EXHIBIT 99.2

Item 5. Other Events.

     On January 18, 2002, Commonwealth Energy Corporation announced the results of the elections from the Annual Meeting of Shareholders held on November 27, 2001. Of the 28,576,203 shares of capital stock outstanding and entitled to vote at the meeting (comprised of 27,763,703 shares of our common stock and 812,500 shares of preferred stock), there were present at the meeting, in person or by proxy, the holders of 21,133,524 common and preferred shares, representing 74% of the total number of shares entitled to vote at the meeting. The following three proposals were presented and voted on at the shareholder meeting:

     Proposal One: Amendment of the Corporation’s Bylaws to provide for a variable Board to be comprised of between five and nine members. The voting results were: For 13,559,513; Against 7,113,411; Abstain 259,914. The proposal failed to obtain the required 50% plus one vote of the total shares entitled to vote.

     Proposal Two: Appointment of Ernst & Young, LLP as auditors. The voting results were: For 20,716,359; Against 50,652; Abstain 111,499. The proposal was approved.

     Proposal Three: Election of five directors. The following nominees to the Board of Directors were elected to serve until the annual meeting of shareholders in 2002: Ian B. Carter; Robert C. Perkins; Junona A. Jonas; Craig C. Goodman and Joseph P. Saline, Jr.

Item 7(c). Exhibits.

Exhibit 99.2 Report of the Inspector of Elections in connection with the Annual Meeting of Shareholders of Commonwealth Energy Corporation held on November 27, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH ENERGY CORPORATION

Date: January 21, 2002	By:	/s/ James L. Oliver
James L. Oliver Chief Financial Officer